SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events. Le Pain Quotidien Selects American Marketing’s Green Line Food Caterware Products

Time Warner Cable Sends QoVox A Product Payment

LEOMINSTER, MA (February 19, 2009) American Marketing & Sales d/b/a Innovative Designs, a wholly-owned subsidiary of Datameg Corp (OTCBB:DTMG), today announced that Le Pain Quotidien (lepainquotidien.com) has selected American Market’s Green Line food caterware products to supply its caterware needs.

Although the Green Restaurant Association (dinegreen.com) has certified all U.S. operations of Le Pain Quotidien (French for "the daily bread"), a Belgium-based chain with 28 locations in the United States, none is totally sustainable. But Le Pain has satisfied the major requirements of the Green Restaurant Association, a nonprofit organization that has bestowed "certified green" status on more than 300 restaurants and cafes in 30 states and Canada. Selection of American Market’s Green Line food caterware products is another step by Le Pain towards green sustainability.

American Marketing’s Green Line food caterware products include an extensive line of environment-friendly, injection-molded caterware products manufactured with 40% recycled resins. For those products, American Marketing has received orders or commitments to purchase the new Green Line of products from Madison Square Garden, Whole Foods, the U.S. House of Representatives purchasing office in Washington, D.C., and several schools and colleges including the University of Massachusetts. Green Line food caterware and office products are marketed through a dedicated web site entitled Green Planet Plastics (greenplanetplastic.com). Green Line products are made with recycled material as part of American Marketing’s efforts to take earth-friendly steps toward product awareness.

RALEIGH, NC (February 19, 2009) QoVox Corporation, a wholly-owned subsidiary of Datameg Corp (OTCBB:DTMG), today announced that it received a $35,000 product payment from Time Warner Cable Company.

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg’s wholly-owned subsidiaries Net Symphony and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). Computer Ctr.Com provides a wide range of technology solutions and is a strategic technology supplier to QoVox and Net Symphony. For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: February 19, 2009	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer